INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Pacific Corporation on Form S-8 of our report dated November 14, 1997, appearing in the Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
May 20, 1998